Exhibit 7.2


                          STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement"), entered into as of March 18, 1999, is between US Wats, Inc., a New York corporation (the "Company"), and Gold & Appel Transfer, S.A., a British Virgin Islands corporation (the "Purchaser").

                                   RECITALS

          WHEREAS, the Company desires to issue shares of the Company's common stock, par value $.001 per share ("Common Stock"), to the Purchaser, and the Purchaser desires to purchase shares of Common Stock from the Company pursuant to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the Purchaser and the Company hereby agree as follows:

     1.     Issuance of Stock.

            (a) On the date hereof, subject to the terms and conditions of this Agreement, the Company agrees to issue to the Purchaser, and the Purchaser agrees to purchase from the Company 900,000 shares (the "Shares") of Common Stock for an aggregate purchase price of $1,530,000 (the "Purchase Price"), or $1.70 per share.

            (b) On the date hereof, the Company shall deliver to the Purchaser a certificate evidencing the Shares, registered in the name of the Purchaser, concurrently with full payment of the Purchase Price in immediately available funds (the "Closing").

     2. Representations of Purchaser. The Purchaser represents and warrants to, and covenants with, the Company as follows:

            (a) The Purchaser is a corporation validly existing and in good standing under the laws of the British Virgin Islands.

            (b) The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement.

            (c) This Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy,, insolvency or similar laws affecting the enforcement of creditors' rights generally.

            (d)  Neither the execution or delivery of this Agreement, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the Articles of Incorporation or By-laws of the Purchaser, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Purchaser is subject.
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           (e)  The Purchaser has obtained all consents, approvals and authorizations, and made all necessary declarations and filings, and provided all notices, required to consummate the transactions contemplated by this Agreement in the manner contemplated hereby.

           (f) The Purchaser is purchasing the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein. The Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

           (g) The Purchaser is aware of the applicable limitations under the Securities Act relating to a subsequent sale, transfer, pledge, mortgage, hypothecation, gift, assignment or other encumbrance of the Shares. The Purchaser further acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

           (h)  The Purchaser is an accredited investor as defined in Rule 501
(a) of Regulation D adopted under the Securities Act.

           (i) The Purchaser has received from the Company adequate access to financial and other information concerning the Company and the Common Stock, and the Purchaser has had the opportunity to ask questions of and receive answers from the Company concerning the Common Stock and to obtain therefrom any additional information necessary to make an informed decision regarding the acquisition of the Shares.

           (j) The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Shares. The investment in the Shares is suitable for the Purchaser upon the basis of the facts regarding the Purchaser's other security holdings, financial situation and needs.

           (k) The Purchaser realizes that the Company is relying on the validity of the Purchaser's representations and agreements contained herein in issuing the Shares to the Purchaser without registration under the Securities Act.

     3. Representations of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

           (a) The Company and each of its Significant Subsidiaries (as defined in Regulation S-X under the Securities Exchange Act of 1934, as amended) is a corporation duly
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incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power to own its respective property and to carry on its respective business as now conducted. The Company and each of its Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by the Company or such Significant Subsidiary, as the case may be, or the nature of the business conducted by the Company or such Significant Subsidiary, as the case may be, makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

             (b) The Company has all requisite power and authority, corporate and otherwise, to executive, deliver and to perform its obligations under this Agreement and under the Registration Rights Agreement, to be dated as of the Date hereof, between the Company and the Purchaser (the "Registration Agreement"), including the consummation of the transactions contemplated hereby and by the Registration Agreement (collectively, the "Transactions"). The execution and delivery of this Agreement and the Registration Agreement (collectively, the "'Agreements") and the consummation of the Transactions have been duly and validly authorized and approved by the Company's board of directors and by all other required corporate action of the Company. The Agreements have been duly and validly executed and delivered by the Company and constitute the Company's valid and binding obligation, enforceable in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally.

            (c) The Company's execution and delivery of the Agreements does not, and the Company's performance of the Agreements shall not, require any consent, approval, authorization or permit, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the listing of the Shares on the Nasdaq SmallCap Market (the "SmallCap"), (iii) filings and notices with, and approvals from, the Federal Communication Commission and certain state public utility commissions and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder and under the Registration Agreement.

            (d) (i) The Company has furnished the Purchaser with a correct and complete copy of each report, schedule and definitive proxy statement heretofore filed by the Company with the Securities and Exchange Commission (the "SEC") under the Exchange Act since December 31, 1997 (the "SEC Documents"), which are all the documents (other than preliminary material) that the Company was required by rules and regulations of the SEC to file with the SEC under the Exchange Act since December 31, 1997. As of their respective dates, none of the SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statements of a material fact or omissions of a material fact necessary so as not to render the statements therein misleading in light of the circumstances under which they were made, and the SEC Documents complied when filed in all material respects with the then applicable requirements of the Exchange Act. The Company's financial statements included in the SEC Documents complied in
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all material respects with the then applicable accounting requirements and the published SEC rules and regulations with respect thereto, were prepared in accordance with generally accepted accounting principles during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form I O-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. The consolidated balance sheet of the Company and its consolidated subsidiaries as of September 30, 1998 (the "Balance Sheet Date") is referred to herein as the "Balance Sheet."

                    (ii) Except as disclosed in the SEC Filings, since the Balance Sheet Date, no event has occurred which has had or is reasonably likely to have a Material Adverse Effect.

                    (iii) Other than through Mr. Walter Anderson, in his capacity as the Chairman and a director of the Company, the Company has not provided the Purchaser with any material nonpublic information regarding the Company.

             (e) On the date hereof, the Company has an authorized capitalization consisting of 30,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), of which 18,959,894 shares of Common Stock (not including 1, 119,000 treasury shares, 900,000 of which are being reissued to the Purchaser hereunder) and 30,000 shares of Preferred Stock are issued and outstanding. All of such shares have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to any preemptive rights of other stockholders. The Shares to be issued to the Purchaser pursuant to this Agreement, when issued and delivered and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights of other stockholders, and the Purchaser will not be subject to personal liability by reason of being a holder of such shares. All other capital stock of the Company to be outstanding on the date hereof shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall not have been subject to any preemptive rights of other stockholders. The Common Stock is currently traded on the SmallCap.

            (f) Neither the execution and delivery by the Company of the Agreements nor the performance by the Company of the Transactions will (i) violate or contravene any provision of the Certificate of Incorporation or By-Laws of the Company or any of its subsidiaries, (ii) violate or contravene any statute, rule, regulation, order or decree of any public body or authority by which the Company or any of its subsidiaries or any of their respective properties may be bound, (iii) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of, any liens, pledges, encumbrances, mortgages, charges, rights of others, claims, options, puts, calls, transfer, restrictions, or security interests or other restrictions of any kind or character (collectively, "Liens") upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of any note, bond, mortgage, indenture, license, franchise, permit, agreement or any other instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of their respective properties may be bound.
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            (g)  Neither the Company nor any of its subsidiaries is (i) in violation or noncompliance with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or other decision of any court, applicable to its respective business or operations or (ii) in violation, breach or default (with or without due notice or lapse of time or both) under any of the terms, conditions or provisions of any agreement to which it is a party, or by which any of its respective properties are bound, except where any such violations or failures to comply or breaches or defaults would not be reasonably likely to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under the Agreements or on the consummation of the Transactions. The Company and its subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their respective businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not be reasonably likely to have a Material Adverse Effect.

            (h) The Company and each of its Significant Subsidiaries has valid title and right to use all its material properties and assets (real and personal, tangible and intangible), including all properties and assets reflected on the Balance Sheet.

            (i) Except as disclosed in the SEC Documents, there is no action, suit or proceeding at law or in equity by any person or entity or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which would be reasonably likely to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under the Agreements or the consummation of the Transactions contemplated hereby.

           (j) No agent, broker, person or firm acting on behalf of the Company is or will be entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person or entity controlling, controlled by or under common control with any of the parties hereto, in connection with any of the Transactions.

            (k) Neither the Company nor any of its affiliates have engaged in any form of general solicitation or general advertising in connection with the purchase and sale of Company securities hereunder, nor made any other sales or solicited any other entities or persons to buy Company securities that would require registration under the Securities Act of the Shares contemplated to be sold and purchased hereunder.

            (l) Upon consummation of the Closing, the Purchaser shall have received from the Company good and marketable title to all of the Shares, free and clear of all Liens.

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     4.    Restrictive Legend.

           (a) The Shares issued to the Purchaser pursuant hereto shall bear the following legend:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW."

           (b) Upon receipt of an opinion of legal counsel to the Company that either (i) the shares no longer constitute "restricted securities" under Rule 144 of the Securities Act, (ii) the above-provided legend is no longer required under applicable securities laws or (iii) the Shares are otherwise freely tradable without registration under the Securities Act, the Company shall, upon the request of the holder of the Shares and the submission of the certificate evidencing such Shares, issue a substitute certificate without any restrictive legend thereon.

     5.     Covenants.

            (a) Until the second anniversary of the date hereof, the Company shall use reasonable efforts to continue the listing for trading of the Common Stock on the SmallCap or, in the Company's discretion, on such other national securities market or exchange, and to comply with all applicable rules of the SmallCap or, as the case may be, of such other national securities market or exchange.

            (b) Until the second anniversary of the date hereof, the Company covenants (a) to file timely (or obtain valid extensions in respect thereof) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and (b) if the Company is not at the time required to file reports pursuant to such sections, to prepare and furnish to each such Purchaser annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act.

            (c) Notwithstanding anything herein to the contrary, unless required by applicable law or as a result of a change in the status of the Purchaser, the Company will not instruct its transfer agent to place a restrictive legend on the certificate (or certificates) representing the Shares sold and purchased hereunder indicating that the Purchaser is a "control person" or "affiliate" of the Company.

            (d) The Company and the Purchaser shall pay all costs and expenses incurred by it or on its behalf, respectively, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accounts and counsel.

     6.     Indemnification.

            (a) The Company agrees to indemnify, defend and hold harmless the Purchaser (collectively, including the Company as provided in Section 6(b) hereof, the "Indemnified Parties") from and against any and all losses,
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claims, damages or liabilities (or actions in respect thereof), including costs of defense other than costs of counsel referred to in Section 6(c) hereof (collectively, "Liabilities") of the Indemnified Parties (as incurred) as a result of (i) any breach or nonperformance of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, or
(ii) any pending or threatened action brought by the Company's stockholders or creditors other than the Indemnified Parties or their officers, employees, agents, advisors, directors, affiliates and creditors, arising out of or in connection with the transactions contemplated by this Agreement; provided, however, that the Company shall not be obligated to indemnify, defend or hold harmless hereunder any of the Indemnified Parties for any claims based on actions taken by any of the Indemnified Parties or their officers, employees, agents, advisors, directors or affiliates, other than the performance of the covenants and agreements to be undertaken by Purchasers pursuant to this Agreement and any other action authorized in writing by the Company, provided, further, that, if and to the extent such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for Liabilities as set forth above, the Company further agrees to reimburse each Purchaser for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by the Purchaser.

            (b) The Purchaser agrees to indemnify, defend and hold harmless the Company from and against any and all Liabilities as a result of any breach or nonperformance of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement; provided, however, that each Purchaser shall not be liable under this Section 6(b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from a breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement; provided, further, that, if and to the extent that such indemnification is unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable laws. In connection with the obligation of the Purchaser to indemnify for Liabilities as set forth above, the Purchaser further agrees to reimburse the Company for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by the Company.

            (c) If any claim, demand or liability is asserted by any third party against any Indemnified Party, the indemnifying party ("Indemnifying Party") shall have the right, unless otherwise precluded by applicable law, to conduct and control the defense, compromise or settlement of any action or threatened action brought against the Indemnified Party in respect of matters embraced by the indemnity set forth in this Section 6 using counsel subject to the approval of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the indemnifying party hereunder ("Indemnifying Party") in connection with any such action or threatened action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the sole expense of such Indemnified Party unless (i) the Indemnifying Party shall have elected not, or, after reasonable written notice of any such action or threatened action, shall have failed, to assume or participate in the defense thereof, (ii) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (iii) the parties to any such action or threatened action (including any impleaded parties) include both the Indemnifying Party and the
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Indemnified Party and the Indemnified Party shall in good faith determine that there may be one or more defenses available to the Indemnified Party that are not available to the Indemnifying Party or legal conflicts of interest pursuant to applicable rules of professional conduct between the Indemnifying Party and the Indemnified Party (in any which case, the Indemnified Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party), in either of which events referred to in clauses (i), (ii) and (iii) the reasonable fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party (as incurred). The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any such action or threatened action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such action or threatened action. Unless the Indemnifying Party shall have elected not, or shall have after reasonable written notice of any such action or threatened action failed, to assume or participate in the defense thereof, the Indemnified Party may not settle or compromise any action or threatened action without the written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. If, after reasonable written notice of any such action or threatened action, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party; provided, however, that no such conclusive presumption shall be made if the Indemnified Party has not received reasonable written notice of the action against the Indemnified Party. All of any Indemnifying Party's obligations and all of the rights and benefits of the Indemnified Parties set forth in this Section 6 shall survive the Closing and termination of this Agreement and, but for then pending claims, shall terminate and cease to be of further force and effect as of the second anniversary of the date hereof.

     7.     General Provisions.

            (a) Assignment. The Purchaser shall not, prior to the Closing, transfer, assign or encumber any of its rights, privileges, duties or obligations under this Agreement without the prior written consent of the Company, and any attempt to so transfer. assign or encumber shall be void.

            (b) Notices. All notices, requests and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered (i) in person, (ii) by certified mail, return receipt requested, (iii) by recognized overnight delivery service providing positive tracking of items (for example, Federal Express), or (iv) by confirmed telecopier, in each case addressed as follows:

               If to the Company. addressed to:

               US Wats, Inc.
               2 Greenwood Square
               Suite 275
               3331 Street Road
               Bensalem, PA 19020
               Attn:  Mr. David Hurwitz
               Fax No. (215) 633-9467

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               with a copy in each instance to:

               Pepper Hamilton LLP
               3000 Two Logan Square
               18th and Arch Streets
               Philadelphia, PA 19103
               Attn: Michael H. Friedman, Esquire
               Fax No. (215) 981-4750

               If to the Purchaser, addressed to:

               P.O. Box 985
               Omar Hodges Building
               Wickhams Cay, Road Town
               Tortola British Virgin Islands

               with a copy in each instance to:

               Walt Anderson
               Entree International
               3050 K Street, NW, Suite 250
               Washington D.C. 20007
               Fax No. (202) 736-5065

or to such other address or addresses and to the attention of such other person or persons as any of the parties may notify the other in accordance with the provisions of this Agreement. All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof only if given pursuant to the foregoing requirements as to both manner and address, and only upon receipt (or refusal to accept delivery) by the party to whom such notice is sent. Notices by the parties may be given on their behalf by their respective attorneys.

            (c) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

            (d) Severability. The parties hereto agree that the terms and provisions in this Agreement are reasonable and shall be binding and enforceable in accordance with the terms hereof and, in any event, that the terms and provisions of this Agreement shall be enforced to the fullest extent permissible under law. In the event that any term or provision of this Agreement shall for any reason be adjudged to be unenforceable or invalid, then such unenforceable or invalid term or provision shall not affect the enforceability or validity of the remaining terms and provisions of this Agreement, and the parties hereto hereby agree to replace such unenforceable or invalid term or provision with an enforceable and valid arrangement which, in its economic effect, shall be as close as possible to the unenforceable or invalid term or provision.

            (e) Successors. All references in this Agreement to the Company shall include any and all successors in interest to the Company whether by merger, consolidation, sale of all or substantially all assets or otherwise, and this Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the terms herein set forth, shall be binding upon the Purchaser, its heirs, executors, administrators, successors and permitted assigns.

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            (f)  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (g) Modification, Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Purchaser or the Company unless the same shall be in a written instrument signed by the Purchaser and an officer of the Company on its behalf. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

            (h) Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement, and the Purchaser specifically agrees to cooperate affirmatively with the Company, to the extent reasonably requested by the Company, to enforce the rights of the Company and its assignees hereunder.

            (i) Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

            (j) Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the purchase of the Shares by the Purchaser and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

            (k) Survival Periods. All representations and warranties contained in this Agreement shall survive until the second anniversary of the date hereof, and shall thereupon terminate and cease to be of further force and effect, except with respect to any representation or warranty as to which notice of a breach giving rise to a right of indemnification under Section 6 has been given prior to such right of indemnification but which has not been finally resolved. The covenants and agreements contained in this Agreement, other than those which by their terms only apply until the date hereof, shall survive the Closing in accordance with their terms.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              GOLD & APPEL TRANSFER, S.A.




                              By: /s/ Walt Anderson
                                 --------------------------------------
                                    Walt Anderson as Attorney-in-Fact


                              US WATS, INC.




                              By:   /s/ David Hurwitz
                                  -----------------------------------------
                                   Name: David Hurwitz
                                   Title:     President